                                                           Exhibit (17)(c)

Exhibit (17)(c)

[IVY FUNDS LOGO]	IVY FUNDS® Embracing the world P.O. BOX 9132 HINGHAM, MA 02043-9132	IMPORTANT: ELECTRONIC VOTING OPTIONS AVAILABLE Fast, convenient, easy and available 24 hours a day! Vote by Touch-Tone Phone, by Mail or via the internet!!
		CALL:	To vote by phone call toll-free 1-800-690-6903 and use the control number on the front of your proxy card.
		MAIL:	Return the signed proxy card in the enclosed envelope.
		INTERNET:	Vote on the internet at www.proxyweb.com and use the control number on the front of your proxy card.

*** CONTROL NUMBER: 999 999 999 999 99 ***

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE PROPOSAL.
IVY INTERNATIONAL SMALL COMPANIES FUND A Series of IVY FUND	SPECIAL MEETING OF THE SHAREHOLDERS June 10, 2003

The undersigned, having received Notice of the June 10, 2003 Special Meeting of Shareholders of the above referenced fund (the "Fund"), a series of Ivy Fund (the "Trust"), and the related Prospectus/Proxy Statement, hereby appoints Kristen A. Richards and Daniel C. Schulte as proxies, each with full power of substitution and revocation, to represent the undersigned and to vote all shares of the Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at 6300 Lamar Avenue, Overland Park, Kansas on June 10, 2003 at 10:00 a.m. Central Time, and any adjournments or postponements thereof. The undersigned hereby revokes any and all proxies with respect to such shares previously given by me. This instruction may be revoked at any time prior to its exercise at the Special Meeting by execution of a subsequent proxy card, by written notice to the Secretary of the Trust, or by voting in person at the Special Meeting.

PLEASE INDICATE VOTE ON OPPOSITE SIDE OF CARD.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFICATIONS. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL.

Dated: ____________________, 2003

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE IF YOU ARE NOT VOTING BY PHONE OR INTERNET. NO POSTAGE REQUIRED.
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Signature(s) of Shareholder(s) (Please sign in Box)

Please sign name or names as appearing on proxy and return promptly in the enclosed postage-paid envelope. If signing as a representative, please include capacity.
IVY MERGER
Please fill in boxes as shown using black or blue ink or number 2 pencil. [ X ] PLEASE DO NOT USE FINE POINT PENS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST. THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE PROPOSAL.

PROPOSAL:

Approval of the Agreement and Plan of Reorganization providing for the sale of all of the assets of Ivy International Small Companies Fund to, and the assumption of all of the liabilities of the Ivy International Small Companies Fund by, the W&R International Growth Fund in exchange for shares of the W&R International Growth Fund and the distribution of such shares to the shareholders of the Ivy International Small Companies Fund in complete liquidation of the Ivy International Small Companies Fund.

[    ] FOR    [    ] AGAINST   [    ] ABSTAIN

The proxies are authorized to vote in their discretion on any other business that may properly come before the meeting or any adjournments or postponements thereof.

PLEASE DO NOT FORGET TO SIGN THE OTHER SIDE OF THIS CARD.

IVY ISC/G